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                                                                    EXHIBIT 23.4





                           CONSENT OF FUTURE DIRECTOR


         The undersigned hereby consents to the use of his name as a proposed director of Ultrak, Inc., a Colorado corporation, under the heading "Management of Ultrak" in their Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 5, 1995.




                                                   /s/ ROBERT F. SEXTON
                                                   Robert F. Sexton




May 5, 1995